UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 16, 2004

Date of Report (Date of earliest event reported)

Shurgard Storage Centers, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	001-11455	91-1603837
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400

Seattle, Washington 98109-4426

(Address of principal executive offices) (Zip Code)

(206) 624-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01; 1.02. Entry into a Material Definitive Agreement; Termination of a Material Definitive Agreement

On September 16, 2004, Shurgard Storage Centers Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Gerald A. Schwalbach (“Schwalbach”), as trustee of the Revocable Trust of Gerald A. Schwalbach dated December 23, 1998, Patrick L. Stotesbery (“Stotesbery”), as trustee of the Revocable Trust of Patrick L. Stotesbery dated January 27, 1999, NBS Associates Limited Partnership and NDLC Limited Partnership (Schwalbach, Stotesbery, NBS Associates Limited Partnership and NDLC Limited Partnership, collectively, the “Schwalbach and Stotesbery Entities”). The Settlement Agreement relates to that certain Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 30, 2003, entered into among the Company, Schwalbach, Stotesbery and certain other entities affiliated with Schwalbach and Stotesbery and the Registration Rights Agreement (the “Registration Rights Agreement” and, together with the Merger Agreement, the “Agreements”) dated as of June 30, 2003, entered into among the Company and the Schwalbach and Stotesbery Entities. Pursuant to the Merger Agreement, the Company acquired five entities owning 18 self storage centers located in Minnesota operating under the name of Minnesota Mini-Storage for 3,050,000 unregistered shares of common stock plus 50,000 shares payable pursuant to certain earn-out provisions in the Merger Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to register the shares issued to the Schwalbach and Stotesbery Entities on a resale registration statement.

The Settlement Agreement provides for, among other things, the issuance of an aggregate of 50,000 unregistered shares of the Company’s common stock to the Schwalbach and Stotesbery Entities, the corresponding cancellation of the Company’s obligation pursuant to the earn-out provisions of the Merger Agreement to issue 50,000 unregistered shares of the Company’s common stock to the Schwalbach and Stotesbery Entities, the termination of the Registration Rights Agreement (other than the survival of certain specified provisions detailed in the Settlement Agreement) and the mutual release of all claims and liabilities between the Company and the Schwalbach and Stotesbery Entities related to the Agreements and the transactions contemplated thereby (other than claims and liabilities arising from certain provisions of the Agreements detailed in the Settlement Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shurgard Storage Centers, Inc.

Dated: September 22, 2004	By:	/s/ Dev Ghose
	Name:	Dev Ghose
	Title:	Executive Vice President and Chief Financial Officer